SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 24, 2020
Date of Report (Date of earliest event reported)
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UNITY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-12431
(Commission File Number)

22-3282551
(IRS Employer Identification No.)

64 Old Highway 22
Clinton, NJ 08809
(Address of Principal Executive Office)

(908) 730-7630
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 24, 2020, Alan J. Bedner, the Executive Vice President and Chief Financial Officer of the Registrant and Unity Bank, the Registrant’s wholly-owned subsidiary and a New Jersey state chartered commercial bank (the “Bank”), resigned from the Registrant and the Bank, effective immediately. In consideration of Mr. Bedner’s years of service, the Registrant has agreed to treat the foregoing as a “termination without cause” for purposes of Mr. Bedner’s Retention Agreement dated September 18, 2017 with the Registrant and the Bank. As a result, under the terms of the Retention Agreement, Mr. Bedner will receive, among other benefits a lump sum payment in the aggregate amount of $230,632, equal to twelve months of Mr. Bedner’s then existing base salary, and continuation of his insurance benefits for a period of twelve (12) months. Mr. Bedner’s receipt of the benefits described above is conditioned on him acting in compliance with the terms and conditions of the Retention Agreement.

It is anticipated that Mr. Bedner will remain with the Registrant and the Bank until not later than April 1, 2020 to facilitate transition.

(c)

Contemporaneously with the events described in Item 5.02(b) above, the Registrant has appointed Laureen S. Cook, who previously served as Controller and SVP, as interim principal accounting and financial officer.

The table below sets forth certain information about Ms. Cook:

Name and Position	Age	Principal Occupation for the Past Five Years	Officer Since	Term Expires

Laureen S. Cook Interim Principal Accounting and Financial Officer	51	The Registrant’s Controller and SVP	2004	N/A(1)

(1) Officers serve at the pleasure of the Board of Directors

There are no arrangements or understandings between Ms. Cook and any other persons pursuant to which Ms. Cook was selected as interim principal accounting and financial officer. Ms. Cook has no family relationship with any other director or executive officer of the Registrant, nor with any person nominated or chosen to serve as a director or executive officer of the Registrant. Ms. Cook is not a director of any company with a class of securities registered pursuant to section 12, of the Securities Exchange Act of 1934, as amended (the “Act”), subject to the requirements of section 15(d) of the Act, or of any company under the Investment Company Act of 1940.

There are no “related party transactions” between Ms. Cook and the Company or the Bank that require disclosure.

There are no material plans, contracts or other arrangements (or amendments thereto) to which Ms. Cook is a party, or in which she participates, that was entered into or amended, in connection with Ms. Cook being appointed as acting interim principal accounting and financial officer of the Registrant.

The Registrant is not party to an employment agreement with Ms. Cook.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: January 27, 2020
By: /s/ James A. Hughes
James A. Hughes
President and Chief Executive Officer